Exhibit (h)(3)(x)

FIFTH AMENDMENT

TO

SHAREHOLDER SERVICES AGREEMENT

This fifth amendment (the “Amendment”) to the Shareholder Services Agreement is made as of the 4th day of December, 2013 by and between AQR Funds, on behalf of each series listed on Schedule A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into a Shareholder Services Agreement dated as of December 4, 2008, as amended and in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Schedule A of the Agreement in order to add the Class R6 Shares of the AQR Global Equity Fund and the AQR International Equity Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.        AMENDMENT OF SCHEDULE A. Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2.        Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley Asness
Name: Bradley Asness
Title: Principal & Chief Legal Officer

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Vice President

SCHEDULE A

TO

SHAREHOLDER SERVICES AGREEMENT

Fund	Class	Maximum Fees For the Services
AQR Global Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.35%
	Class R6	0.20%

AQR International Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.35%
	Class R6	0.20%

AQR International Small Cap Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%

AQR Emerging Markets Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%

AQR Equity Plus Fund	Class I	0.30%
	Class N	0.35%

AQR Small Cap Core Fund	Class I	0.30%
	Class N	0.35%

AQR Small Cap Growth Fund	Class I	0.30%
	Class N	0.35%

AQR U.S. Defensive Equity Fund	Class I	0.25%
	Class N	0.25%

AQR International Defensive Equity Fund	Class I	0.25%
	Class N	0.25%

AQR Emerging Defensive Equity Fund	Class I	0.25%
	Class N	0.25%

AQR Risk-Balanced Commodities Strategy Fund	Class I	0.25%
	Class N	0.25%

AQR Risk-Balanced Commodities Strategy LV Fund	Class I	0.25%
	Class N	0.25%

AQR Risk Parity II HV Fund	Class I	0.25%
	Class N	0.25%

AQR Risk Parity II MV Fund	Class I	0.25%
	Class N	0.25%

Effective: December 4, 2013